Exhibit 10.3


                          $417,000,000

                      AMENDED AND RESTATED
                        CREDIT AGREEMENT


                           dated as of


                         January 9, 1998


                              among


                     ACX Technologies, Inc.


                     The Banks Party Hereto


                               and


           Morgan Guaranty Trust Company of New York,
                            as Agent

               ___________________________________

                 Bank of America National Trust
                    and Savings Association,
                           as Co-Agent

                  J.P. Morgan Securities Inc.,
                            Arranger




                        TABLE OF CONTENTS

                                                           PAGE

                            ARTICLE 1
                           DEFINITIONS

SECTION 1.01.  Definitions                                   1
SECTION 1.02.  Accounting Terms and Determinations          14


                            ARTICLE 2
                           THE CREDITS

SECTION 2.01.  Commitments to Lend                          14
SECTION 2.02.  Method of Borrowing                          15
SECTION 2.03.  Maturity of Loans                            16
SECTION 2.04.  Interest Rates                               16
SECTION 2.05.  Method of Electing Interest Rates            19
SECTION 2.06.  Commitment Fees                              20
SECTION 2.07.  Termination or Reduction of Commitments      21
SECTION 2.08.  Optional Prepayments                         21
SECTION 2.09.  General Provisions as to Payments            21
SECTION 2.10.  Funding Losses                               22
SECTION 2.11.  Computation of Interest and Fees             22
SECTION 2.12.  Notes                                        23
SECTION 2.13.  Regulation D Compensation                    23
SECTION 2.14.  Commitment Reduction Events                  23


                            ARTICLE 3
                           CONDITIONS

SECTION 3.01.  Effective Date                               24
SECTION 3.02.  Consequence of Effectiveness                 25
SECTION 3.03.  Borrowings to Finance Acquisition of
               Target Shares                                25
SECTION 3.04.  Borrowings for Other Corporate Purposes      26


                            ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power                27
SECTION 4.02.  Corporate and Governmental Authorization;
               No Contraventio                              27
SECTION 4.03.  Binding Effect                               27
SECTION 4.04.  Financial Information                        27
SECTION 4.05.  Litigation                                   28
SECTION 4.06.  Compliance with ERISA                        28
SECTION 4.07.  Environmental Matters                        28
SECTION 4.08.  Taxes                                        29
SECTION 4.09.  Subsidiaries                                 29
SECTION 4.10.  No Regulatory Restrictions on Borrowing      29
SECTION 4.11.  Full Disclosure                              29


                            ARTICLE 5
                            COVENANTS

SECTION 5.01.  Information                                  30
SECTION 5.02.  Payment of Obligations                       32
SECTION 5.03.  Maintenance of Property; Insurance           32
SECTION 5.04.  Conduct of Business and Maintenance of
               Existence                                    32
SECTION 5.05.  Compliance with Laws                         32
SECTION 5.06.  Inspection of Property, Books and Records    33
SECTION 5.07.  Mergers and Sales of Assets                  33
SECTION 5.08.  Use of Proceeds                              33
SECTION 5.09.  Negative Pledge                              33
SECTION 5.10.  Debt to Total Capital                        34
SECTION 5.11.  Restricted Debt of Subsidiaries              34
SECTION 5.12.  Cash Flow Ratio                              35
SECTION 5.13.  Restricted Payments                          35
SECTION 5.14.  Lease Payments                               35
SECTION 5.15.  Investments                                  35
SECTION 5.16.  Transactions with Affiliates                 35


                            ARTICLE 6
                            DEFAULTS

SECTION 6.01.  Events of Default                            36
SECTION 6.02.  Notice of Default                            39


                            ARTICLE 7
                     THE AGENT AND CO-AGENT

SECTION 7.01.  Appointment and Authorization                39
SECTION 7.02.  Agent and Affiliates                         39
SECTION 7.03.  Action by Agent                              39
SECTION 7.04.  Consultation with Experts                    39
SECTION 7.05.  Liability of Agent                           39
SECTION 7.06.  Indemnification                              40
SECTION 7.07.  Credit Decision                              40
SECTION 7.08.  Successor Agent                              40
SECTION 7.09.  Agent's Fee                                  41
SECTION 7.10.  Co-Agent                                     41


                            ARTICLE 8
                     CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate
               Inadequate or Unfair                         41
SECTION 8.02.  Illegality                                   42
SECTION 8.03.  Increased Cost and Reduced Return            42
SECTION 8.04.  Taxes                                        43
SECTION 8.05.  Base Rate Loans Substituted for Affected
               Fixed Rate Loans                             45


                            ARTICLE 9
                          MISCELLANEOUS

SECTION 9.01.  Notices                                      46
SECTION 9.02.  No Waivers                                   46
SECTION 9.03.  Expenses; Indemnification                    46
SECTION 9.04.  Sharing of Set-offs                          47
SECTION 9.05.  Amendments and Waivers                       47
SECTION 9.06.  Successors; Participations and Assignments   47
SECTION 9.07.  No Reliance on Margin Stock                  49
SECTION 9.08.  Governing Law; Submission to Jurisdiction    49
SECTION 9.09.  Counterparts; Integration                    49
SECTION 9.10.  WAIVER OF JURY TRIAL                         49


COMMITMENT SCHEDULE

EXHIBIT A - Note
EXHIBIT B - Opinion of Counsel for the Borrower
EXHIBIT C - Opinion of Special Counsel for the Agent
EXHIBIT D - Assignment and Assumption Agreement





              AMENDED AND RESTATED CREDIT AGREEMENT

     AGREEMENT dated as of January 9, 1998 among ACX
TECHNOLOGIES, INC., the BANKS party hereto and MORGAN GUARANTY
TRUST COMPANY OF NEW YORK, as Agent.

     WHEREAS, the Borrower and Morgan Guaranty Trust Company of
New York, are parties to a Credit Agreement dated as of November
24, 1997;

     WHEREAS, the parties thereto desire to amend and restate said Credit Agreement as provided in this Agreement and, upon satisfaction of the conditions specified in Section 3.01, said
Credit Agreement will be so amended and restated; and

     WHEREAS, the New Banks (as defined herein) desire to become parties to said Credit Agreement (as so amended and restated) as Banks with Commitments as provided herein;

     NOW, THEREFORE, the parties hereto agree as follows:



                            ARTICLE 1

                           Definitions

     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "Acquisition Subsidiary" means ACX (UK) Limited, a wholly-owned Subsidiary of the Borrower formed in order to implement the Offers.

     "Adjusted CD Rate" has the meaning set forth in Section
2.04(b).

     "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent, completed by such Bank and returned to the Agent (with a copy to the Borrower).

     "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

     "Agreement", when used with reference to this Agreement, means this Amended and Restated Credit Agreement dated as of January 9, 1998, as it may be amended from time to time.

     "Applicable Lending Office" means, with respect to any Bank,
(i) in the case of its Domestic Loans, its Domestic Lending
Office and (ii) in the case of its Euro-Dollar Loans, its Euro-
Dollar Lending Office.

     "Assessment Rate" has the meaning set forth in Section
2.04(b).

     "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Borrower or any of its Subsidiaries (except Golden Properties) of any asset, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, but excluding (i) dispositions of inventory, cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment and undeveloped real estate, in each case in the ordinary course of business, and (ii) dispositions to the Borrower or a Subsidiary of the Borrower.

     "Assignee" has the meaning set forth in Section 9.06(c).

     "Bank" means (i) each bank listed on the Commitment
Schedule, ii) each Assignee which becomes a Bank pursuant to
Section 2.06(c) and (iii) their respective successors.

     "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Loan" means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section
2.05(a) or Article 8.

     "Borrower" means ACX Technologies, Inc., a Colorado corporation, and its successors.

     "Borrower's Latest Form 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended September 30, 1997, as filed with the SEC pursuant to the Exchange Act.

     "Borrower's 1996 Form 10-K" means the Borrower's annual report on Form 10-K for 1996, as filed with the SEC pursuant to the Exchange Act.

     "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower on the same day pursuant to Article 2, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. A Borrowing is a Domestic Borrowing if such Loans are Domestic Loans or a Euro-Dollar Borrowing if such Loans are Euro-Dollar Loans. A Domestic Borrowing is a CD Borrowing if such Domestic Loans are CD Loans or a Base Rate Borrowing if such Domestic Loans are Base Rate Loans.

     "Cash Flow Ratio" means, at the end of any Fiscal Quarter, the ratio of (i) Consolidated Debt at the end of such Fiscal
Quarter to (ii) Consolidated EBITDA for the four consecutive
Fiscal Quarters then ended.

     "CD Base Rate" has the meaning set forth in Section 2.04(b).

     "CD Loan" means a Loan which bears interest at a CD Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

     "CD Margin" has the meaning set forth in Section 2.04(b).

     "CD Rate" means a rate of interest determined pursuant to
Section 2.04(b) on the basis of an Adjusted CD Rate.

     "CD Reference Bank" means Morgan Guaranty Trust Company of
New York.

     "Co-Agent" means Bank of America National Trust and Savings
Association, in its capacity as co-agent hereunder.

     "Commitment" means (i) with respect to each Bank listed on the Commitment Schedule, the amount set forth opposite such Bank's name on the Commitment Schedule, and (ii) with respect to any Assignee which becomes a Bank pursuant to Section 9.06(c), the amount of the transferor Bank's Commitment assigned to it pursuant to Section 9.06(c), in each case as such amount may be changed from time to time pursuant to Section 2.07 or 9.06(c); provided that, if the context so requires, the term "Commitment" means the obligation of a Bank to extend credit up to such amount to the Borrower hereunder.

     "Commitment Reduction Event" means (i) any Asset Sale, (ii) the incurrence of any Debt by the Borrower or any of its Subsidiaries in the form of long-term debt securities, other than any such Debt which is secured by a Lien permitted by Section 5.09, (iii) the issuance of any equity securities by the Borrower or any of its Subsidiaries (other than equity securities issued to the Borrower or any of its Subsidiaries) or (iv) the receipt of any distribution from Golden Properties. The description of any transaction as falling within the above definition does not affect any limitation on such transaction imposed by Article 5 of this Agreement.

     "Commitment Schedule" means the Commitment Schedule attached hereto.

     "Completion Procedures" means procedures pursuant to section 428 et seq. Companies Act 1985 whereby Acquisition Subsidiary, after having validly acquired or agreed to acquire at least 90% in nominal value of the ordinary shares and/or of the Convertible Preference Shares to which the Offers relate and having complied with certain other requirements, may acquire the remainder of such ordinary shares or Convertible Preference Shares, as the case may be.

     "Consolidated Debt" means, at any date, the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

     "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense, (ii) income tax expense and (iii) depreciation, amortization and other similar non-cash charges; provided that, for any period or portion of a period prior to the date on which Target and its Subsidiaries become Consolidated Subsidiaries, Consolidated EBITDA shall be determined on a combined basis, i.e., with respect to each relevant amount, by combining (x) such relevant amount determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis and (y) such relevant amount determined with respect to Target and its consolidated subsidiaries on a consolidated basis.

     "Consolidated Intangible Assets" means at any date the amount of (i) all write-ups (except write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) after September 30, 1997 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary and
(ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets of the Borrower and its Consolidated Subsidiaries as of such date.

     "Consolidated Interest Expense" means, for any period, the interest expense of the Borrower and its Consolidated
Subsidiaries, determined on a consolidated basis for such period.

     "Consolidated Net Income" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period, adjusted to exclude the effect of any extraordinary or other non-recurring gain (but not loss).

     "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

     "Consolidated Tangible Assets" means, at any date, the consolidated assets of the Borrower and its Consolidated
Subsidiaries less Consolidated Intangible Assets, all determined as of such date.

     "Consolidated Tangible Net Worth" means, at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries less Consolidated Intangible Assets, all determined as of such date.

     "Credit Exposure" means, with respect to any Bank at any time, (i) the amount of its Commitment (whether used or unused) at such time or (ii) if the Commitments have terminated in their entirety, the aggregate outstanding principal amount of its Loans at such time.

     "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP,
(v) all non-contingent obligations (and, for purposes of Section
5.09 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt Guaranteed thereby).

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "Domestic Loans" means CD Loans or Base Rate Loans or both.

     "Domestic Reserve Percentage" has the meaning set forth in
Section 2.04(b).

     "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including (without limitation) ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended, or any successor statute.

     "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business
(including dealings in Dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

     "Euro-Dollar Loan" means a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

     "Euro-Dollar Margin" has the meaning set forth in Section
2.04(c).

     "Euro-Dollar Rate" means a rate of interest determined pursuant to Section 2.04(c) on the basis of a London Interbank
Offered Rate.

     "Euro-Dollar Reference Bank" means the principal London office of Morgan Guaranty Trust Company of New York.

     "Euro-Dollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

     "Events of Default" has the meaning set forth in Section
6.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Existing Credit Agreement" means the Credit Agreement dated as of November 24, 1997 between the Borrower, and Morgan Guaranty
Trust Company of New York, as in effect from time to time prior to the Effective Date.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

     "Fiscal Quarter" means a fiscal quarter of the Borrower.

     "Fiscal Year" means a fiscal year of the Borrower.

     "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or both.

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks.

     "Golden Properties" means Golden Properties, Ltd., a partnership in which the Borrower is the general partner and has a 50% interest on the date hereof and which is in the business of developing and selling real property.

     "Group of Loans" means, at any time, a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time, (ii) all Euro-Dollar Loans having the same Interest Period at such time or (iii) all CD Loans which have the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to
Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

     "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

     "Indemnitee" has the meaning set forth in Section 9.03(b).

     "Interest Period" means: (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in such notice; provided that:

          (a) any Interest Period (except an Interest Period determined pursuant to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro- Dollar Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause c) below, end on the last Euro-Dollar Business Day in a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

     (2) with respect to each CD Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days there-after, as the Borrower may elect in such notice; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;
     and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination
     Date.

     "Internal Revenue Code" means the Internal Revenue Code of
1986, as amended, or any successor statute.

     "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit).

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means a loan made by a Bank pursuant to Section 2.01; provided that, if any Loan or Loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "London Interbank Offered Rate" has the meaning set forth in
Section 2.04(c).

     "Material Debt" means Debt (except Debt outstanding hereunder) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding
$10,000,000.

     "Material Financial Obligations" means a principal or face amount of Debt (other than the Loans) and/or payment or collateralization obligations in respect of Derivatives
Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $10,000,000.

     "Material Plan" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

     "Multiemployer Plan" means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "Net Cash Proceeds" means, with respect to any Commitment Reduction Event, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Commitment Reduction Event (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Asset Sale), less:

          (x) any expenses reasonably incurred by such Person in respect of such Commitment Reduction Event and

          (y) if such Commitment Reduction Event is an Asset Sale, (i) the amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof and (ii) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower) in respect of such Asset Sale.

     "New Banks" means the banks listed on the Commitment
Schedule, other than Morgan Guaranty Trust Company of New York.

     "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the Borrower's obligation to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

     "Notice of Borrowing" has the meaning set forth in Section
2.02.

     "Notice of Interest Rate Election" has the meaning set forth in Section 2.05.

     "Offers" means the respective offers by Acquisition Subsidiary to purchase all outstanding ordinary shares and Convertible Preference Shares of Target on the terms and conditions specified in the form of offer heretofore delivered by the Borrower to the Banks.

     "Offer Termination Date" means the earliest date on which all of the following have occurred: (i) all payments in respect of acceptances of the Offers have been made in full, (ii) no further such acceptances are possible and (iii) all Completion Procedures which are capable of being implemented have been completed and all payments pursuant thereto to shareholders in Target have been made in full.

     "Parent" means, with respect to any Bank, any Person controlling such Bank.

     "Participant" has the meaning set forth in Section 9.06(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

     "Quarterly Payment Dates" means each February 1, May 1,
August 1 and November 1.

     "Reference Bank" means the CD Reference Bank or the
Euro-Dollar Reference Bank, as the context may require.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Required Banks" means, at any time, Banks having more than 50% of the aggregate amount of the Credit Exposures at such time.

     "Restricted Debt of Subsidiaries" means at any time the aggregate principal or face amount of all Debt of Subsidiaries, except (i) Debt of a Subsidiary owed to the Borrower or to a wholly-owned Subsidiary and (ii) Debt of Target and its Subsidiaries outstanding when the Offers are declared unconditional in all respects.

     "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion).

     "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination
Date.

     "SEC" means the Securities and Exchange Commission.

     "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

     "Target" means Britton Group plc, an English company.

     "Target Shares" means the ordinary shares and the Convertible Preference Shares of Target.

     "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Ratings Services and P-1 by Moody's Investors Services, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States or the United Kingdom of any bank or trust company which is organized or licensed under the laws of the United States or any State thereof or the laws of the United Kingdom and which in each case has capital, surplus and undivided profits aggregating at least $1,000,000,000 or (iv) repurchase agreements with respect to securities described in clause (i) above entered into an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year after it is acquired by the Borrower or a Subsidiary.

     "Termination Date" means January 8, 1999, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar
Business Day.

     "Total Capital" means, at any date, the sum of (x) Consolidated Debt plus (y) consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries (including for this purpose any amount attributable to stock which is required to be redeemed or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise), in each case determined at such date.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "United States" means the United States of America.

     Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any provision hereof to eliminate the effect of any change in GAAP (or if the Agent notifies the Borrower that the Required Banks wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Banks.



                            ARTICLE 2

                           The Credits

     Section 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower from time to time during the Revolving Credit Period; provided that, immediately after each such loan is made, the aggregate outstanding principal amount of such Bank's Loans shall not exceed its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $20,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, prepay Loans to the extent permitted by Section 2.08 and reborrow at any time during the Revolving Credit Period under this Section.

     Section 2.02. Method of Borrowing. (a) The Borrower shall give the Agent notice (a "Notice of Borrowing") not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

            (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar
     Borrowing;

           (ii)  the aggregate amount of such Borrowing;

          (iii) whether the Loans comprising such Borrowing are to bear terest initially at the Base Rate, a CD Rate or a Euro-Dollar Rate; and

          (iv)  in the case of a CD Borrowing or a Euro-Dollar
     Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     (b) Promptly after receiving a Notice of Borrowing, the Agent shall notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (c) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 9.01. Unless the Agent determines that any applicable condition specified in
Article 3 has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

     (d) Unless the Agent shall have received notice from a Bank before the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) if such amount is repaid by the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.04 and
(ii) if such amount is repaid by such Bank, the Federal Funds Rate. If such Bank shall repay such corresponding amount to the Agent , the Borrower shall not be required to repay such amount and the amount so repaid by such Bank shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. If the Borrower shall repay such corresponding amount to the Agent, the advance and repayment thereof shall not affect any rights that the Borrower would otherwise have against such Bank hereunder in connection with its failure to make such Loan.

     Section 2.03. Maturity of Loans. Each Loan shall mature, and the principal amount thereof shall be due and payable
(together with interest accrued thereon), on the Termination
Date.

     Section 2.04. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date and at maturity. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

     (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest for each day during such Interest Period at the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the Base Rate for such day and (ii) the sum of the CD Margin plus the Adjusted CD Rate applicable to such Loan on the day before such payment was due.

     "CD Margin" means (i) prior to the date which is four months after the date of this Agreement, 0.725%, (ii) on and after the date which is four months after the date of this Agreement and prior to the date which is eight months after the date of this Agreement, 0.875% and (iii) on and after the date which is eight months after the date of this Agreement, 1.125%.

     The "Adjusted CD Rate" applicable to any Interest Period
means a rate per annum determined pursuant to the following
formula:
                   [ CDBR       ]*
          ACDR  =  [ -----      ]  + AR
                   [ 1.00 - DRP ]

          ACDR  =  Adjusted CD Rate
          CDBR  =  CD Base Rate
           DRP  =  Domestic Reserve Percentage
            AR  =  Assessment Rate
     __________
     * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

     The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the prevailing rate per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from the CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of the CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

     "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more.
The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

     "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R.
Section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

     (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     "Euro-Dollar Margin" means (i) prior to the date which is four months after the date of this Agreement, 0.60%, (ii) on and after the date which is four months after the date of this Agreement and prior to the date which is eight months after the date of this Agreement, 0.75% and (iii) on and after the date which is eight months after the date of this Agreement, 1.00%.

     The "London Interbank Offered Rate" applicable to any Interest Period means the rate per annum at which deposits in dollars are offered to the Euro-Dollar Reference Bank in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of the Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to the Euro-Dollar Reference Bank are offered to the Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y)
1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate for such day).

     (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall promptly notify the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (f) The Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section.
If the Reference Bank does not furnish a timely quotation, the provisions of Section 8.01 shall apply.

     Section 2.05. Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to subsection (d) of this Section and the provisions of Article 8), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic
     Business Day or to Euro-Dollar Loans as of any Euro-Dollar
     Business Day;

         (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or convert such Loans to Euro-Dollars Loans as of any Euro-Dollar Business Day or continue such Loans as CD Loans for an additional Interest Period, subject to
     Section 2.10 if any such converstion is effective on any day other than the last day of an Interest Period applicable to such Loans; and

        (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or convert such Loans to CD Loans as of any Euro-Dollar Business Day or elect to continue such Loans as Euro-Dollars Loans for an additional Interest Period, subject to Section 2.10 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent not later than 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans of one type to Domestic Loans of the other type or are CD Loans to be continued as CD Loans for an additional Interest Period, in which case such notice shall be delivered to the Agent not later than 11:00 A.M. (New York City time) on the second Domestic Business Day before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $20,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of CD Loans or Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

     (b)  Each Notice of Interest Rate Election shall specify:

             (i) the Group of Loans (or portion thereof) to which such notice applies;

            (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

           (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be CD Loans or Euro-Dollars Loans, the duration of the next succeeding Interest Period applicable thereto; and

            (iv) if such Loans are to be continued as CD
     Loans or Euro-Dollars Loans for an additional Interest
     Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate
Election shall comply with the provisions of the definition of Interest Period.

     (c)  Promptly after receiving a Notice of Interest Rate
Election from the Borrower pursuant to subsection (a) above, the Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

     (d) The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, CD Loans or Euro-Dollar Loans if (i) the aggregate principal amount of any Group of CD Loans or Euro-Dollar Loans created or continued as a result of such election would be less than $20,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Agent.

     (e) If any Loan is converted to a different type of Loan, the Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

     Section 2.06. Commitment Fees. The Borrower shall pay to the Agent, for the account of the Banks ratably in proportion to their Commitments, a commitment fee at the rate of 0.20% per annum on the daily average amount by which the aggregate amount of the Commitments exceeds the aggregate outstanding principal amount of the Loans. Such commitment fee shall accrue from and including the Effective Date to but excluding the date on which the Commitments terminate in their entirety. Fees accrued for the account of the Banks under this Section shall be payable quarterly in arrears on each Quarterly Payment Date and on the day on which the Commitments terminate in their entirety.

     Section 2.07. Termination or Reduction of Commitments. (a) The Borrower may, upon at least three Domestic Business Days' notice to the Agent, terminate the Commitments at any time, if
no Loans are outstanding at such time, or   ratably reduce from
time to time by an aggregate amount of $10,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. Promptly after receiving a notice pursuant to this subsection, the Agent shall notify each Bank of the contents thereof.

     (b) At the close of business on April 24, 1998, if the Offers shall not theretofore have been declared unconditional in all respects, the Commitments shall automatically be ratably reduced to the extent required so that the aggregate amount of the Commitments does not exceed the lesser of $100,000,000 and the aggregate principal amount of the Loans then outstanding.

     (c) Unless previously terminated, the Commitments shall terminate in their entirety on the Termination Date.

     Section 2.08. Optional Prepayments. (a) Subject in the case of Fixed Rate Loans to Section 2.10, the Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Group of Domestic Loans or upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with interest accrued thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans.

    (b) Promptly after receiving a notice of prepayment pursuant to this Section, the Agent shall notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment, and such notice shall not thereafter be revocable by the Borrower.

     Section 2.09. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or any payment of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Borrower notifies the Agent before the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance on such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

     Section 2.10. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is continued for an additional Interest Period or converted to a different type of Loan (whether such payment, continuation or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.04(d), or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with
Section 2.02(b), 2.05(c) or 2.08(b), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

    Section 2.11. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

    Section 2.12. Notes. (a) The Borrower's obligation to repay the Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office.

     (b) Each Bank may, by notice to the Borrower and the Agent, request that the Borrower's obligation to repay such Bank's Loans of a particular type be evidenced by a separate Note. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it relates solely to Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c)  Promptly after it receives each Bank's Note pursuant to
Section 3.01(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that a Bank's failure to make (or any error in making) any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     Section 2.13. Regulation D Compensation. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i)
(A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after such Bank gives such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days before each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

     Section 2.14. Commitment Reduction Events. (a) Within five Domestic Business Days after the Borrower or any Subsidiary receives any Net Cash Proceeds of a Commitment Reduction Event, the Commitments shall be reduced ratably by an aggregate amount equal to the amount of such Net Cash Proceeds; provided that:

          (i) if the amount of such reduction is less than $2,000,000, such reduction shall be deferred until the aggregate amount by which the Commitments are required to be reduced pursuant to this Section (including such deferred amounts) is not less than $2,000,000; and

          (ii)  if, by reason of any such reduction, subsection
     (b) of this Section would otherwise require Fixed Rate Loans or portions thereof to be prepaid prior to the last day of the applicable Interest Period, such reduction shall be deferred to such last day unless the Agent otherwise notifies the Borrower upon the instruction of the Required Banks.

The Borrower shall give the Agent at least three Domestic
Business Days' notice of each reduction of the Commitments pursuant to this Section.

     (b) If, after giving effect to any reduction of the Commitments pursuant to subsection (a) of this Section, the aggregate outstanding principal amount of the Loans would exceed the aggregate amount of the Commitments, the Borrower shall prepay, pursuant to and in accordance with Section 2.08, a sufficient aggregate principal amount of the Loans to eliminate such excess.



                            ARTICLE 3

                           Conditions

     Section 3.01. Effective Date. This Agreement shall become effective when all of the following conditions have been satisfied:

          (a) the Agent shall have received from each of the parties listed on the signature pages hereof either a counter part hereof signed by such party or facsimile or other written confirmation satisfactory to the Agent confirming that such party has signed a counterpart hereof;

          (b) the Agent shall have received a duly executed Note for the account of each Bank dated on or before the Effective Date and complying with the provisions of Section 2.12;

         (c) the Agent shall have received an opinion of Holme Roberts & Owen LLP, counsel for the Borrower, substantially in the form of Exhibit B hereto, dated the Effective Date and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (d)  the Agent shall have received an opinion of Davis
     Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit C hereto, dated the Effective
     Date and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (e) the Borrower shall have paid in full (or made arrangements satisfactory to the Agent for paying in full) on the Effective Date all fees accrued under the Existing Credit Agreement to but excluding the Effective Date and all other amounts (if any) then due and payable by the Borrower thereunder;

          (f) the Agent shall have received all documents the Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

Promptly after the Effective Date occurs, the Agent shall notify the Borrower and the Banks thereof, and such notice shall be conclusive and binding on all parties hereto.

     Section 3.02.  Consequence of Effectiveness.  (a)  On the
Effective Date, without further action by any of the parties thereto, the Existing Credit Agreement will be automatically amended and restated to read as this Agreement reads.

     (b) On and after the Effective Date, the rights and obligations of the parties hereto shall be governed by the provisions hereof. The rights and obligations of the parties to the Existing Credit Agreement with respect to the period prior to the Effective Date shall continue to be governed by the provisions thereof as in effect prior to the Effective Date, except that all fees accrued under the Existing Credit Agreement to but excluding the Effective Date shall be paid on the Effective Date.

     Section 3.03. Borrowings to Finance Acquisition of Target Shares. The obligation of any Bank to make a Loan on the occasion of any Borrowing for the purposes (and only for the purposes) of (i) financing the acquisition of Target Shares pursuant to the Offers and the Completion Procedures and (ii) financing open market purchases of Target Shares while the Offers are continuing is subject to the satisfaction of the following conditions:

          (a) the Effective Date shall have occurred on or before January 24, 1998;

          (b) the Agent shall have received a Notice of Borrowing as required by Section 2.02;

          (c) immediately before and after such Borrowing, no Event of Default described in clause (g) or (h) of Section
     6.01 shall have occurred and be continuing with respect to the Borrower;

          (d) the representations and warranties of the Borrower set forth in Sections 4.01, 4.02 and 4.03 shall be true on and as of the date of such Borrowing;

          (e) Acquisition Subsidiary shall not have amended or modified in any material respect any material term or condition of either of the Offers, other than any extension of time for acceptance of the Offers;

          (f) Acquisition Subsidiary shall not have decided, declared or accepted that valid acceptances in respect of less than 90 percent in nominal value of the ordinary shares to which the Offers relate shall be required for the satisfaction of the condition set forth in paragraph 1(a) of Appendix 1 to the press release by which the Offers are announced; provided that the Required Banks shall waive this condition precedent if it is shown to their reasonable satisfaction that Acquisition Subsidiary will obtain acceptances sufficient to enable it to give notice under section 429 Companies Act 1985 with respect to such ordinary shares; and

          (g) if the aggregate outstanding principal amount of the Loans immediately after such Borrowing will exceed $100,000,000, each of the Offers shall have been declared unconditional in all respects and the Agent shall have received a certified copy of the announcement to such effect.

Each Borrowing described in this Section shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section are satisfied on the date of such Borrowing.

     Section 3.04 Borrowings for Other Corporate Purposes. The obligation of any Bank to make a Loan on the occasion of any Borrowing for a purpose other than those specified in Section
3.02 is subject to the satisfaction of the following conditions:

          (a) the Effective Date shall have occurred on or before January 24, 1998;

         (b) the Agent shall have received a Notice of Borrowing as required by Section 2.02;

          (c) immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

         (d) the representations and warranties of the Borrower set forth in this Agreement shall be true on and as of the date of such Borrowing.

Each Borrowing described in this Section shall be deemed to be a representation and warranty by the Borrower that the conditions specified in clauses (c) and (d) of this Section are satisfied on the date of such Borrowing.



                            ARTICLE 4

                 Representations and Warranties

     The Borrower represents and warrants that:

     Section 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Colorado and has all corporate powers and all material governmental licenses, consents, authorizations and approvals required to carry on its business as now conducted.

     Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Borrower's articles of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.

     Section 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

     Section 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of income and cash flows for the Fiscal Year then ended, reported on by Price Waterhouse LLP and set forth in the Borrower's 1996 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

     (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 1997 and the related unaudited consolidated statements of income and cash flows for the nine months then ended, set forth in the Borrower's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine-month period (subject to normal year-end adjustments).

     (c) Since September 30, 1997 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated
Subsidiaries, considered as a whole.

     Section 4.05. Litigation. There is no action, suit or proceeding pending against, or to the Borrower's knowledge threatened against or affecting, the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity or enforceability of this Agreement or the Notes.

     Section 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     Section 4.07. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of complying with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     Section 4.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary.
The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the Borrower's opinion, adequate.

     Section 4.09. Subsidiaries. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 4.10. No Regulatory Restrictions on Borrowing. The Borrower is not (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) otherwise subject to any regulatory scheme which restricts its ability to incur debt.

     Section 4.11. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect, or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the Borrower's ability to perform its obligations under this Agreement.



                            ARTICLE 5

                            Covenants

The Borrower agrees that, so long as any Bank has any Credit
Exposure hereunder or any interest or fees accrued hereunder remain unpaid:

     Section 5.01. Information. The Borrower will deliver to each of the Banks:

     (a) as soon as available and in any event within 95 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on in a manner acceptable to the SEC by Price Waterhouse LLP or other independent public accountants of nationally recognized standing;

     (b) as soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, the related consolidated statement of income for such Fiscal Quarter and the related consolidated statement of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in the case of each such statement of income and cash flows in comparative form the figures for the corresponding period in the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency with GAAP by the Borrower's chief financial officer or chief accounting officer;

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the Borrower's chief financial officer or chief accounting officer (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.09 to 5.15, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements stating whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements;

     (e) within five Domestic Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the Borrower's chief financial officer or chief accounting officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (f) promptly after the mailing thereof to the Borrower's shareholders generally, copies of all financial statements, reports and proxy statements so mailed;

     (g) promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) filed by the Borrower with the SEC;

     (h) if and when any member of the ERISA Group (i) gives of is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to
Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Borrower's chief financial officer or chief accounting officer setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

     (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

     Section 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien), except where the same are contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual thereof.

    Section 5.03.  Maintenance of Property; Insurance.  (a)  The
Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Borrower will, and will cause each Subsidiary to, maintain (either in the Borrower's name or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts (with no greater risk retention) and against at least such risks as are usually maintained, retained or insured against in the same general area by companies of established repute engaged in the same or a similar business. The Borrower will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

     Section 5.04. Conduct of Business and Maintenance of Existence. The Borrower and its Subsidiaries will continue to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect their respective corporate existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit:

          (i) the merger of a Subsidiary into the Borrower if, after giving effect thereto, no Default shall have occurred and be continuing;

          (ii) the merger or consolidation of a Subsidiary with or into a Person other than the Borrower if the corporation surviving such consolidation or merger is a Subsidiary and, after giving effect thereto, no Default shall have occurred and be continuing or

          (iii) the termination of the corporate existence of a Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

     Section 5.05. Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

     Section 5.06  Inspection of Property, Books and Records.
The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be requested.

     Section 5.07. Mergers and Sales of Assets. (a) The Borrower will not consolidate or merge with or into any other Person; provided that the Borrower may merge with another Person if (i) the Borrower is the corporation surviving such merger and
(ii) after giving effect to such merger, no Default shall have occurred and be continuing.

     (b) The Borrower and its Subsidiaries will not sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; provided that this subsection (b) shall not apply to any sale, lease or other transfer of the assets of Target's plastics division or the capital stock of any Subsidiary included in Target's plastics division.

     Section 5.08. Use of Proceeds. The proceeds of the Loans will be used by the Borrower (i) to finance the acquisition of Target Shares pursuant to the Offers and the Completion Procedures, (ii) to finance open market purchases of Target Shares while the Offers are continuing, (iii) to refinance Debt incurred to finance the acquisition of Target Shares before the Offers are declared unconditional in all respects and (iv) for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

     Section 5.09. Negative Pledge. Neither the Borrower nor any Subsidiary (other than Golden Properties) will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding
     $10,000,000;

          (b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

          (d) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

          (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

         (g) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obliga-tions and (ii) do not secure any single obligation (or class of obligations having a common cause) in an amount exceeding
     $25,000,000;

          (h)  Liens on cash and cash equivalents securing
     Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $25,000,000; and

          (i) Liens not otherwise permitted by the foregoing clauses of this Section; provided that the aggregate out-standing principal or face amount of (x) all Debt of the Borrower secured by Liens permitted solely by this clause
     (i) and (y) all Restricted Debt of Subsidiaries shall not not at any time exceed 10% of Consolidated Tangible Assets.


     Section 5.10.  Debt to Total Capital.  The ratio of
Consolidated Debt to Total Capital will at no time exceed 60%.

     Section 5.11.  Restricted Debt of Subsidiaries.  The
aggregate outstanding principal or face amount of (x) all Restricted Debt of Subsidiaries and (y) all Debt of the Borrower secured by Liens permitted solely by clause (i) of Section 5.09 will not at any time exceed 10% of Consolidated Tangible Assets.

     Section 5.12.  Cash Flow Ratio.  At the end of each Fiscal
Quarter, the Cash Flow Ratio will not exceed 400%.

     Section 5.13. Restricted Payments. Neither the Borrower nor any Subsidiary will declare or make any Restricted Payment unless, after giving effect thereto, the aggregate of all Restricted Payments declared or made subsequent to September 30, 1997 does not exceed the sum of (i) $50,000,000 plus (ii) 75% of cumulative consolidated net income (or minus 100% of cumulative consolidated net loss) of the Borrower and its Consolidated Subsidiaries for the period from October 1, 1997 through the end of the most recent full Fiscal Quarter (treated for this purpose as a single accounting period).

     Section 5.14. Lease Payments. Neither the Borrower nor any Subsidiary will incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments under a lease with a lease term (as defined in Financial Accounting Standards Board Statement No. 13, as in effect on the date hereof) of five years or more if, after giving effect thereto, the aggregate amount of minimum lease payments that the Borrower and its Subsidiaries have so incurred or assumed will exceed $10,000,000 for any calendar year under all such leases (excluding capital leases).

     Section 5.15.  Investments.  Neither the Borrower nor any
Subsidiary will hold, make or acquire any Investment in any Person other than:

          (a) Investments existing on the date hereof in Persons which are Subsidiaries on the date hereof and, subject to the limitations of Section 5.04, additional Investments on or after the date hereof in such Subsidiaries and in Subsidiaries formed or acquired after the date hereof;

          (b) Investments in Target Shares permitted to be financed or refinanced with the proceeds of Loans hereunder;

          (c)  Temporary Cash Investments;

          (d) loans and advances to employees of the Borrower or a Subsidiary in the ordinary course of business in an aggregate outstanding amount at no time exceeding
     $2,000,000; and

          (e) any Investment not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (e) does not exceed 15% of Consolidated Tangible Net Worth.

     Section 5.16. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to the Borrower or such Subsidiary as could have been obtained from a third party that was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing.



                            ARTICLE 6

                            Defaults

     Section 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay within five days of the due date thereof any interest, fee or other amount payable by it hereunder;

          (b) the Borrower shall fail to observe or perform any covenant contained in Article 5, other than those contained in Sections 5.01 through 5.06;

          (c) the Borrower shall fail to observe or perform any covenant or agreement (other than those covered by clause
     (a) or (b) above) contained in this Agreement or any amendment hereof for 30 days after the Agent gives notice thereof to the Borrower at the request of any Bank;

          (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or any amendment hereof or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Borrower or any Subsidiary shall fail to make one or more payments in respect of Material Financial
     Obligations when due or within any applicable grace period;

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

          (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appoint of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

          (j) judgments or orders for the payment of money exceeding $10,000,000 in aggregate amount shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 10 days; or

         (k) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 30% or more of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the Borrower's board of directors;

then, and in every such event, the Agent shall:

          (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments or reduce the Commit-ments ratably to an aggregate amount specified in such notice, whereupon the Commitments shall be so terminated or reduced forthwith; provided that, until either all Target Shares have been acquired pursuant to the Offers and the Completion Procedures or the Offer Termination Date has occurred, the Commitments shall not be terminated pursuant to this clause (i) or reduced pursuant to this clause (i) to an aggregate amount less than the maximum aggregate amount from time to time remaining to be paid (on the assumption that all outstanding Target Shares will be acquired) to accepting shareholders pursuant to the Offers and the Completion Procedures; and

          (ii) if requested by Banks holding more than 50% of the aggregate unpaid principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immedi-iately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

provided that, if any Event of Default specified in clause (g) or
(h) of this Section occurs with respect to the Borrower, then without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Except as provided in the foregoing proviso, neither the Agent nor any Bank shall, at any time before the Offer Termination Date, be entitled to (i) enjoin the funding of the Offers, (ii) exercise any right of rescission or set-off or similar right or (iii) attempt in any other manner to obtain payment from funds drawn hereunder to fund the Offers and the Completion Procedures, in each case if and to the extent that to do so would prevent the funding of the Offers and the Completion Procedures as contemplated hereby upon satisfaction of the conditions set forth in Section 3.02.

     Section 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.



                            ARTICLE 7

                     The Agent and Co-Agent

     Section 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     Section 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent.

     Section 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

     Section 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.05. Liability of Agent. None of the Agent or any of its affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or such different number of Banks as any provision hereof expressly requires for such consent or request) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent or the Co-Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and, in the case of the Agent, is intended to create or reflect only an administrative relationship between independent contracting parties.

     Section 7.06. Indemnification. The Banks shall, ratably in proportion to their Credit Exposures, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

     Section 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance on the Agent, the Co-Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance on the Agent, the Co-Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent; provided that, unless a Default shall have occurred and be continuing, the Borrower shall have approved such successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent resigns as Agent hereunder, the provisions of this Article shall inure to its benefit as to actions taken or omitted to be taken by it while it was Agent.

     Section 7.09.  Agent's Fee.  The Borrower shall pay to the
Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrower and the Agent.

     Section 7.10. Co-Agent. The Bank identified on the facing page or signature pages of this Agreement as Co-Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such.



                            ARTICLE 8

                     Change in Circumstances

    Section 8.01.  Basis for Determining Interest Rate
Inadequate or Unfair. If on or before the first day of any Interest Period for any CD Loan or Euro-Dollar Loan:

         (a) the Agent is advised by the Reference Bank that deposits in dollars (in the applicable amounts) are not being offered to the Reference Bank in the relevant market for such Interest Period, or

         (b) Banks holding 50% or more of the aggregate prin-cipal amount of the affected Loans advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist,
(i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to continue or convert outstanding Loans as or into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any affected Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

     Section 8.02. Illegality. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day.

     Section 8.03. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.13), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     Section 8.04. Taxes. (a) For the purposes of this Section, the following terms have the following meanings:

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank, taxes imposed on its net income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payment, but not excluding any portion of such tax that exceeds the United States withholding tax which would have been imposed on such a payment to such Bank under the laws and treaties in effect when such Bank first becomes a party to this Agreement.

     "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any Note.

     (b) All payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payment, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall promptly furnish to the Agent, at its address specified in or pursuant to Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

     (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted (whether or not correctly) by any jurisdiction on amounts payable under this Section) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, before it signs and delivers this Agreement in the case of each Bank listed on the signature pages hereof and before it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide each of the Borrower and the Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable by it pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (e) For any period with respect to which a Bank has failed to provide the Borrower or the Agent with the appropriate form referred to in Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, that is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section as a result of a change in law or treaty occurring after such Bank first became a party to this Agreement, then such Bank will, at the Borrower's request, change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

     SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans, and in any such case the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Bank as (or continued as or converted to) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related CD Loans or Euro-Dollar Loans of the other Banks). If such Bank notifies the Borrower the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.



                            ARTICLE 9

                          Miscellaneous

     Section 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (c) in the case of any party, at such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when transmitted to the telex number referred to in this Section and the appropriate answerback is received, (ii) if given by facsimile, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this Section; provided that notices to the Agent under Article 2 or Article 8 shall not be effective until received.

     Section 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     Section 9.04. Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to the Loans held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due with respect to the Loans held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness in respect of the Loans. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     Section 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks,
(i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

     Section 9.06.  Successors; Participations and Assignments.
(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

    (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. If a Bank grants any such participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.13 and Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection.

     (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit D hereto signed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower (which shall not be unreasonably withheld) and the Agent; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately before such assignment, no such consent shall be required. When such instrument has been signed and delivered by the parties thereto and such Assignee has paid to such transferor Bank the purchase price agreed between them, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new
Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States or a State thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve
Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or
8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

    Section 9.07. No Reliance on Margin Stock. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     Section 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.





     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                       ACX TECHNOLOGIES, INC.

                       By /s/ Beth A. Parish
                       -----------------------------
                         Name:   Beth A. Parish
                         Title:  Controller
                         Address: 16000 Table Mountain Parkway
                                  Golden, CO  80401
                         Facsimile:  303-271-7055



                       MORGAN GUARANTY TRUST COMPANY
                         OF NEW YORK

                       By /s/ James E. Condon
                       -----------------------------
                         Name:   James E. Condon
                         Title:  Vice President



                       BANK OF AMERICA NATIONAL TRUST
                        AND SAVINGS ASSOCIATION, as Co-Agent
                        and as Bank

                       By /s/ Kevin C. Leader
                       -----------------------------
                         Name:   Kevin C. Leader
                         Title:  Vice President



                       WACHOVIA BANK, N.A.

                       By /s/ Michael S. Sims
                       ----------------------------
                         Name:   Micheal S. Sims
                         Title:  Vice President



                       ABN-AMRO BANK, N.V.

                       By /s/ John E. Robertson
                       -----------------------------
                         Name:   John E. Robertson
                         Title:  Vice President

                       By /s/ Mary L. Honda
                       -----------------------------
                         Name:   Mary L. Honda
                         Title:  Vice President



                       TORONTO DOMINION (TEXAS), INC.

                       By /s/ Darlene Riedel
                       -----------------------------
                         Name:   Darlene Riedel
                         Title:  Vice President



                       NORWEST BANK COLORADO, NATIONAL
                         ASSOCIATION

                       By /s/ Sandra A. Sauer
                       -----------------------------
                         Name:   Sandra A. Sauer
                         Title:  Vice President



                       MORGAN GUARANTY TRUST COMPANY
                          OF NEW YORK, as Agent

                       By /s/ James E. Condon
                       -----------------------------
                         Name:   James E. Condon
                         Title:  Vice President
                         Address:  60 Wall Street
                                   New York, New York 10260
                                   Attention: Loan Department
                         Facsimile: (212) 648-5018




                       COMMITMENT SCHEDULE



          Bank                                    Commitment
          ----                                   ------------
Morgan Guaranty Trust Company of New York         $87,000,000
Bank of America National Trust and Savings
   Association                                    $85,000,000
Wachovia Bank, N.A.                               $85,000,000
ABN-AMRO Bank, N.V.                               $65,000,000
Toronto Dominion (Texas), Inc.                    $65,000,000
Norwest Bank Colorado, National Association       $30,000,000
                                                 ------------
          Total                                  $417,000,000





                                              EXHIBIT A  - Note


                              Note

                              New York, New York

                              ___________ __, _____

     For value received, ACX Technologies, Inc., a Colorado corporation (the "Borrower"), promises to pay to the order of ______________________ (the "Bank"), for the account of its
Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

     All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of January 9, 1998 among ACX Technologies, Inc., the Banks party thereto and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                              ACX TECHNOLOGIES, INC.

                              By
                              --------------------------
                               Name:
                               Title:




             Loans and Payments of Principal

  Date       Amount       Type      Amount of    Notation
               Of          of       Principal     Made By
              Loan        Loan       Repaid
 ---------  ---------   ---------   ---------   ----------


 ---------  ---------   ---------   ---------   ----------

 ---------  ---------   ---------   ---------   ----------

 ---------  ---------   ---------   ---------   ----------

 ---------  ---------   ---------   ---------   ----------

 ---------  ---------   ---------   ---------   ----------







               EXHIBIT B  - Opinion of Counsel for the Borrower



                           Opinion of
                    Holme Roberts & Owen LLP
                    Counsel for the Borrower


                                  ________________,  _____


To the Banks and the Agent
   Referred to Below
c/o Morgan Guaranty Trust Company
   of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

     We have acted as counsel for ACX Technologies, Inc. (the "Borrower") in connection with the Amended and Restated Credit Agreement dated as of January 9, 1998 (the "Credit Agreement") among the Borrower, the Banks party thereto and Morgan Guaranty Trust Company of New York ("Morgan"), as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our client pursuant to Section 3.01(c) of the Credit Agreement.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that:

     1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Colorado and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Borrower's articles of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.

     3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note issued thereunder today constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

     4. To the best of our knowledge, there is no action, suit or proceeding pending or threatened against or affecting the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement or the Notes.

     5. We express no opinion as to the choice of law provision contained in the Credit Agreement. Generally, Colorado courts follow the conflict of laws' principles contained in the Restatement (Second) Conflicts of Law (1971 [Amended 1988]) (the "Restatement"). Section 187 of the Restatement provides that the choice of law of contracting parties should be upheld by a court so long as there is a reasonable basis for the parties' selection of the particular law and application of the chosen law would not contravene a fundamental public policy of a different state's court. If, however, a court of competent jurisdiction were to determine that the Credit Agreement or the Notes should be governed by and construed in accordance with the internal laws of the State of Colorado, our opinions expressed above would remain unchanged. To our actual knowledge, nothing in the Credit Agreement has come to our attention as contravening a fundamental public policy of the State of Colorado relating to choice of law. We note as a factual matter that (i) Morgan is located in New York State, (ii) payments by the Borrower under the Credit Agreement are to be made to Morgan in New York under the terms of the Credit Agreement and (iii) the delivery of the documentation to consummate the closing of the financing pursuant to the Credit Agreement is taking place in New York.

     We are qualified to practice in the State of Colorado and do not purport to be experts on any laws other than the laws of the United States and the State of Colorado, and this opinion is rendered only with respect to such laws. We have made no independent investigation of the laws of any other jurisdiction.

                           Very truly yours,






          EXHIBIT C  - Opinion of Special Counsel for the Agent


                           Opinion of
                      Davis Polk & Wardwell
                  Special Counsel for the Agent


                                ________________,  _____


To the Banks and the Agent
   Referred to Below
c/o Morgan Guaranty Trust Company
   of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

     We have participated in the preparation of the Amended and Restated Credit Agreement dated as of January 9, 1998 (the "Credit Agreement") among ACX Technologies, Inc., a Colorado corporation (the "Borrower"), the Banks party thereto and Morgan Guaranty Trust Company of New York, as Agent, and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. We have assumed for purposes of this opinion that the execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action. We note that an opinion to such effect is being delivered to you by Holme Roberts & Owen LLP today.

     Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note issued thereunder today constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New
York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

                           Very truly yours,





            EXHIBIT D  - Assignment and Assumption Agreement


               Assignment and Assumption Agreement


     AGREEMENT dated as of _________, 19__ among <NAME OF
ASSIGNOR> (the "Assignor") and [NAME OF ASSIGNEE] (the
"Assignee").

     WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Amended and Restated Credit Agreement dated as of January 9, 1998 among the Borrower, the Assignor and the other Banks party thereto and Morgan Guaranty Trust Company of New York, as Agent (the "Agent") (as amended from time to time, the "Credit Agreement");

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed
$____________;

     WHEREAS, Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of each of its outstanding Loans, and the Assignee proposes to accept such assignment and assume the corresponding obligations of the Assignor under the Credit Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1.  Definitions.  All capitalized terms not
otherwise defined herein have the respective meanings set forth in the Credit Agreement.

     SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount and a corresponding portion of each of its outstanding Loans, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount. Upon the execution and delivery hereof by the Assignor and the Assignee [and the execution of the consent attached hereto by the Borrower and the Agent]1 and the payment of the amounts specified in
Section 3 hereof required to be paid on the date hereof
(i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount and acquire the rights of the Assignor with respect to a corresponding portion of each of its outstanding Loans and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by the Assigned Amount, and the Assignor shall be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.2 Commitment fees accrued before the date hereof are for the account of the Assignor and such fees accruing on and after the date hereof with respect to the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and promptly pay the same to such other party.

     [SECTION 4.  Consent of the Borrower and the Agent.  This
Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.06 of the Credit Agreement.]3

     SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the validity and enforceability of the Borrower's obligations under the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

     SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New
York.

     SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                           <NAME OF ASSIGNOR>


                           By
                           ------------------------------
                             Name:
                             Title:

                           <NAME OF ASSIGNEE>


                           By
                           ------------------------------
                             Name:
                             Title:


[The undersigned consent to the foregoing assignment.


                           ACX TECHNOLOGIES, INC.


                           By
                           -----------------------------
                             Name:
                             Title:


                           MORGAN GUARANTY TRUST COMPANY
                             OF NEW YORK, as Agent


                           By
                           -----------------------------
                             Name:
                              Title:]4





_______________________________
   1 Delete if consent is not required pursuant to Section 9.06(c) of the Credit Agreement.

   2 Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appro-priate case to specify these amounts generically or by formula rather than as a fixed sum.

   3 Delete if consent is not required.

   4 Delete if consent is not required.